UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2014 (the “Purchase Date”), P&F Industries, Inc. (the “Company”) and Timothy J. Stabosz (the “Seller”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which, among other things, the Company acquired 208,325 shares of the Company’s Class A Common Stock (“Common Stock”) at a purchase price of $7.60 per share with an aggregate purchase price of $1,583,270 (the “Repurchase”), as described herein and in the Purchase Agreement. The Repurchase was consummated on the Purchase Date.

The Purchase Agreement contains certain covenants, including standstill restrictions imposed on the Seller with respect to shares of Common Stock for a three-year period. The Purchase Agreement also contains customary representations and warranties.

The foregoing descriptions of the Repurchase and the Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Contemporaneously with the Repurchase, the Company, its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”), ATSCO Holdings Corp. (“ATSCO”) and Nationwide Industries, Inc. (“Nationwide”, and together with the Company, Florida, Hy-Tech and ATSCO, collectively, “Borrowers”) and the Company’s subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”), Exhaust Technologies, Inc. (“Exhaust”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP and Exhaust, collectively, “Guarantors”) entered into the Waiver and Amendment No. 1 to Amended and Restated to Loan and Security Agreement, effective as of October 14, 2014 (the “Amendment”), with Capital One Business Credit Corp. (f/k/a Capital One Leverage Finance Corporation) (the “Agent”), as agent for Lenders (the “Lenders”) from time to time party to the Loan Agreement (as defined below). The Amendment amended the Amended and Restated Loan and Security Agreement, dated as of August 13, 2014 (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lenders.

The Amendment, among other things, amended the Loan Agreement by providing the Lender’s consent to the Repurchase. The foregoing description of the Amendment is qualified its entirety by reference to the full text of the Amendment attached as an Exhibit 10.2 hereto and incorporated herein by reference.

The Purchase Agreement, the Amendment and the above descriptions of such agreements, have been included to provide investors and security holders with information regarding the terms of such agreements, and are not intended to provide any other factual information about the Company, its subsidiaries or affiliates, or any other parties to such agreements. The representations and warranties contained in such agreements were made only for purposes of those agreements, and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Purchase Agreement or Amendment as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates or businesses.

Item 8.01.	Other Items

On October 15, 2014, the Company issued a press release (the “Press Release”) announcing the entering into of the Purchase Agreement and the Repurchase described herein. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Purchase Agreement, dated as of October 14, 2014, by and between the Company and Timothy J. Stabosz.
10.2	Waiver and Amendment No. 1 to the Amended and Restated Loan and Security Agreement, dated as of October 14, 2014, by and among the Borrowers, Guarantors, Agent and Lenders.
99.1	Press Release, dated October 15, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.
Date: October 20, 2014
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer